WARRANT NUMBER W-G-1

VISEON, INC.
(Formerly RSI Systems, Inc.)
Common Stock Purchase Warrant
September 15, 2005

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND ALL SECURITIES ACQUIRED UPON ANY EXERCISE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

TABLE OF CONTENTS

			Page
1.	Exercise of Warrant		1
	1.1.	Manner of Exercise	1
	1.2.	When Exercise Effective	2
	1.3.	Delivery of Stock Certificates, etc.	2
	1.4.	Company to Reaffirm Obligations	2
	1.5.	Payment by Application of Shares Otherwise Issuable	2
	1.6.	Tax Basis	3

2.	Adjustment of Common Stock Issuable Upon Exercise		2
	2.1.	General; Warrant Quantity	2
	2.2.	Extraordinary Dividends and Distributions	3
	2.3.	Treatment of Stock Dividends, Stock Splits, etc.	3
	2.4.	Computation of Consideration	4
	2.5.	Minimum Adjustment of Warrant Quantity	4
	2.6.	Abandoned Dividend or Distribution	4

3.	Consolidation, Merger, etc		4
	3.1.	Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc.	4
	3.2.	Assumption of Obligations	5

4.	Other Dilutive Events		6

5.	No Dilution or Impairment		6

6.	Accountants’ Report as to Adjustments		6

7.	Financial and Business Information		7
	7.1.	Filings	7
	7.2.	Notices of Corporate Action	7

8.	Registration of Common Stock		8

9.	Restrictions on Transfer		8
	9.1.	Restrictive Legends	8
	9.2.	Transfers to Comply With the Securities Act	9
	9.3.	Termination of Restrictions	9

10.	Reservation of Stock, etc		10

11.	Registration and Transfer of Warrants, etc		10
	11.1.	Warrant Register; Ownership of Warrants	10
	11.2.	Transfer of Warrants	10
	11.3.	Replacement of Warrants	10
	11.4.	Adjustments To Warrant Quantity	11
	11.5.	Fractional Shares	11

 i

 ii

VISEON, INC.
(Formerly RSI Systems, Inc.)
Warrant to Purchase Common Stock
Void on September 15, 2010

Common Stock Warrant	September 15, 2005
No. W-G-1	Las Vegas, Nevada
     VISEON, INC. f/k/a RSI Systems, Inc. (the “Company”), a Nevada corporation, for value received, hereby certifies that Albert B. Greco, Jr., an individual, or registered assigns (the “Holder”), is entitled to purchase from the Company up to THREE HUNDRED FORTY FOUR THOUSAND EIGHT HUNDRED TWENTY SEVEN (344,827) (the “Warrant Quantity”) shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Company, par value $0.01 per share, (the “Common Stock”) at the purchase price per share of One Dollar ($1) at any time or from time to time prior to 5:00 p.m. Central Standard time on September 14, 2010 (the “Expiration Date”), all subject to the terms, conditions and adjustments set forth below in this Warrant.
     This Warrant (the term “Warrant” shall include any warrants issued in substitution or replacement herefor) and the Warrant Shares to be issued hereunder are subject to registration pursuant to that certain Registration Rights Agreement entered into by and between the Company and Albert B. Greco, Jr. on or about February 20, 2003 in connection with the issuance of Warrant W-DGTL-2. This Warrant so issued evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment, if any, as provided herein. Certain capitalized terms used in this Warrant are defined in Section 12; references to an “Exhibit” are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a “Section” are, unless otherwise specified, to one of the Sections of this Warrant.
1. Exercise of Warrant.
     1.1 Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by the Form of Subscription in substantially the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment, in cash, by wire transfer, certified or official bank check payable to the order of the Company, or in the manner provided in Section 1.5 or Section 1.6 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (adjusted as provided in Sections 2 through 4) designated in such Form of Subscription by (b) One Dollar ($1), and such Holder shall thereupon be entitled to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities).

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     1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise, as provided in Section 1.3, shall be deemed to have become the Holder or holders of record thereof.
     1.3 Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable transfer taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 9, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,
     (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares, including, if the Company so elects, fractional shares, of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, at the discretion of the Company, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share on the Business Day next preceding the date of such exercise, and
     (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.
     1.4 Company to Reaffirm Obligations. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration of the shares of Common Stock or Other Securities issued upon such exercise) to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.
     1.5 Payment by Application of Shares Otherwise Issuable. Upon any exercise of this Warrant, the Holder may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by Section 1.1 such number of the shares of Common Stock otherwise issuable to such Holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Closing Price of such specified number of shares on the date of exercise over the portion of the payment required by Section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

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     1.6 Tax Basis. The Company and the Holder shall mutually agree as to the tax basis of this Warrant for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and the treatment of this Warrant under the Code by each of the Company and the Holder shall be consistent with such agreement.
2. Adjustment of Common Stock Issuable Upon Exercise.
     2.1 General; Warrant Quantity. This Warrant initially evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment as provided in this Section 2 and in Section 3. The initial “Warrant Price” shall be One Dollar ($1) per share of Common Stock issued upon exercise of this Warrant, subject to adjustment as provided in this Section 2 and in Section 3.
     2.2 Extraordinary Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock other than (a) a dividend payable in Additional Shares of Common Stock or (b) a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, then, in each such case, subject to Section 2.8, the Warrant Quantity in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be increased, effective as of the close of business on such record date, to an amount determined by multiplying such Warrant Quantity by a fraction
     (x) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, and
     (y) the denominator of which shall be such Current Market Price, less the amount of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Common Stock, provided that, in the event that the amount of such dividend as so determined is equal to or greater than 10% of such Current Market Price or in the event that such fraction is greater than 10/9, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder of this Warrant shall receive a pro rata share of such dividend based upon the maximum number of shares of Common Stock at the time issuable to such Holder.
     2.3 Treatment of Stock Dividends, Stock Splits, etc. In the event that the Company shall pay a dividend on the Common Stock in shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. In the event that the Company

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shall combine outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse split, roll-up, reclassification or otherwise), the Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. Upon any required adjustment in the Warrant Price, the Warrant Quantity shall be simultaneously changed to the number determined by dividing (a) the product derived by multiplying the Warrant Quantity immediately prior to such adjustment by the Warrant Price in effect immediately prior to such adjustment by (b) the Warrant Price in effect immediately after such adjustment.
2.4 Computation of Consideration. For the purposes of this Section 2,
     (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,
     (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,
     (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company, and
     (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;
     (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.2, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.
     2.5 Minimum Adjustment of Warrant Quantity. If the amount of any adjustment of the Warrant Quantity required pursuant to this Section 2 would be less than one tenth (1/10) of one percent (1%) of the Warrant Quantity in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Quantity. All calculations under this Warrant shall be made to the nearest one-hundredth of a share.
     2.6 Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Warrant Quantity under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to

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shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Warrant Quantity by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.
3. Consolidation, Merger, etc.
     3.1 Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Warrant Quantity is provided in Section 2.2.1), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4, provided that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, the Holder shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder if the Holder had exercised this Warrant prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2 through 4.
     3.2 Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Registration Rights Agreement, and (c) the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be

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entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.
4. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 or Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.
5. No Dilution or Impairment. The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Quantity if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company’s certificate of incorporation and available for the purpose of issue upon such exercise, and (d) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.
6. Accountants’ Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation (other than any computation of the fair

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value of property as determined in good faith by the Board of Directors of the Company) and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Quantity in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a like report setting forth the Warrant Quantity at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.
7. Financial and Business Information
     7.1 Filings. During any period when the Company is a Public Company, the Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to the Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.
7.2 Notices of Corporate Action. In the event of
     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the Voting Securities of the Company are transferred to another Person or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or
     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the

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amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, sale, disposition, liquidation or winding-up. Such notice shall be mailed at least 45 days prior to the date therein specified.
8. Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.
9. Restrictions on Transfer.
     9.1 Restrictive Legends. Except as otherwise permitted by this Section 9, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT AND IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT ENTERED INTO BY AND BETWEEN THE COMPANY AND ALBERT B. GRECO, JR. ON OR ABOUT FEBRUARY 20, 2003 IN CONNECTION WITH THE ISSUANCE OF WARRANT W-DGTL-2.”
Except as otherwise permitted by this Section 9, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THAT CERTAIN COMMON STOCK PURCHASE WARRANT ISSUED BY VISEON, INC. f/k/a RSI SYSTEMS, INC. DATED SEPTEMBER 15, 2005 AND THAT CERTAIN REGISTRATION RIGHTS AGREEMENT ENTERED INTO BY AND BETWEEN BY AND BETWEEN VISEON, INC. f/k/a RSI SYSTEMS, INC. AND ALBERT B. GRECO, JR. ON OR ABOUT FEBRUARY 20, 2003 IN CONNECTION WITH THE ISSUANCE OF WARRANT W-DGTL-2. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF VISEON, INC. f/k/a RSI SYSTEMS, INC. OR AT THE OFFICE OR AGENCY MAINTAINED BY VISEON, INC. f/k/a RSI SYSTEMS, INC. AS PROVIDED IN SUCH WARRANTS AND SUCH REGISTRATION RIGHTS AGREEMENT AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
     9.2 Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.
     9.3 Termination of Restrictions. The restrictions imposed by this Section 9 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 9.1.
     10. Reservation of Stock, etc. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which

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may be the Company (“Transfer Agent”), and every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock that have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.
11. Registration and Transfer of Warrants, etc.
     11.1 Warrant Register; Ownership of Warrants. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company’s election and expense, by a Warrant Agent or the Company’s transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.
     11.2 Transfer of Warrants. Subject to compliance with Section 9, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.
     11.3 Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.
     11.4 Adjustments to Warrant Quantity. Notwithstanding any adjustment in the Warrant Quantity or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

Warrant No. W-G-1 Page-10

     11.5 Fractional Shares. Notwithstanding any adjustment pursuant to Section 2 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company may, but shall not be required to, issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.
12. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:
          Additional Shares of Common Stock: All shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 2.2, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than
     (a) shares issued upon the exercise of the Warrant,
     (b) such additional number of shares as may become issuable upon the exercise of the Warrant by reason of adjustments required pursuant to anti-dilution provisions applicable to the Warrant as in effect on the date hereof,
     (c) shares, warrants, options and other securities issued at any time to the Holder or any Affiliate thereof.
     Affiliate: Any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the applicable person. For purposes of this definition, “control” has the meaning specified in Rule 12b-2 under the Exchange Act.
     Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of Nevada are authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.
     Closing Price: For any day, shall be (i) the last reported sales price regular way of the Common Stock on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading or on Nasdaq, as applicable, (ii) if no sale takes place on such day on any such securities exchange or system, the average of the closing bid and asked prices, regular way, on such day for the Common Stock as officially quoted on any such securities exchange or system, (iii) if on such day such shares of Common Stock are not then listed or admitted to trading on any securities exchange or system, the last reported sale price, regular way, on such day for the Common Stock, (iv) or if no sale takes place on such day the average of the comparative bid and asked prices quoted for the Common Stock in the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System as of 4:00 P.M., New York City time on such day, or if such shares shall not be quoted in the NASDAQ System, the average of the high and low bid and asked price of the Common Stock on such day

Warrant No. W-G-1 Page-11

in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any other successor organization. If at any time such shares of Common Stock are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the Closing Price shall be the fair market value thereof determined by the Board of Directors of the Company in good faith.
          Code: As defined in Section 1.6.
          Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.
          Company: As defined in the introduction to this Warrant, such term to include any corporation, which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.
          Convertible Securities: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.
          Exchange Act: The Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          Expiration Date: As defined in the introduction to this Warrant.
          Holder: As defined in the introduction to this Warrant.
          Market Price: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (y) the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

Warrant No. W-G-1 Page-12

          NASD: The National Association of Securities Dealers, Inc.
          Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.
          Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.
          Person: An individual, firm, partnership, corporation, professional corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.
          Registration Rights Agreement: That certain Registration Rights Agreement, entered into by and between the Company and Albert B. Greco, Jr. on or about February 20, 2003 in connection with the issuance of Warrant W-DGTL-2.
          Restricted Securities: (a) any Warrants bearing the applicable legend set forth in Section 9.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.
          Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          Voting Securities: Stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.
          Warrant: As defined in the introduction to this Warrant.
          Warrant Price: As defined in Section 2.1.
          Warrant Quantity: As defined in the introduction to this Warrant.

Warrant No. W-G-1 Page-13

13. Remedies; Specific Performance. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.
14. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.
15. Notices. All notices, requests, demands, waivers, consents and other communications required or permitted to be given hereunder shall be (a) in writing; (b) delivered either in person, by facsimile transmission, by telegraphic or other electronic means, by overnight air courier guaranteeing next day delivery or by certified, registered or express mail, in each such case with all costs, fees, charges and/or postage prepaid and (c) directed to each respective party at the following addresses (or at such other address as shall have been previously given in writing in accordance with the terms hereof by any party hereto):
          If to Viseon:
Viseon, Inc.
Attention: President
545 E. John Carpenter Freeway, Suite 1430
Irving, Texas 75062
          If to Holder:
Albert B. Greco, Jr.
Law Offices of Albert B. Greco, Jr.
16901 N. Dallas Parkway, Suite 230
Addison, Texas 75001
Facsimile:          972-818-7343
Any party may be given notice in accordance with this Section by any other party at another address or by delivery to another person designated for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 15. The Company shall give Notice to any subsequent Holder at such address as it appears in the Warrant Register.

Warrant No. W-G-1 Page-14

All notices shall be deemed to have been served, duly given and become effective: (a) immediately upon receipt if delivered by hand, ground courier or personal delivery on any business day prior to 5:00 p.m., local time or on the next succeeding Business Day if delivered on a non-business day or after 5:00 p.m., local time; (b) four (4) hours from the time of transmission with confirmed receipt at its destination on any business day prior to 5:00 p.m., local time if delivered by facsimile, telex, telecopy or other telegraphic or electronic means or on the next succeeding Business Day if receipt at its destination is on a non-business day or after 5:00 p.m., local time subject to verification by the sender of the transmission report confirming receipt; (c) one Business Day after having been timely delivered to an air courier for guaranteed overnight delivery or (d) five Business Days after having been deposited with the United States Postal Service as certified or registered mail, return receipt requested., provided that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereinabove.
16. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.
17. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word “including” and words of similar import when used in this Warrant shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.
18. Law Governing Agreement. This Agreement shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Nevada without regard to principles of conflicts of laws, except to the extent that Federal law may apply.
19. Registration Rights Agreement. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

Viseon, Inc.
(Formerly RSI Systems, Inc.)

By:	John Harris
Its:	Chief Executive Officer

Warrant No. W-G-1 Page-15

Exhibit A
FORM OF SUBSCRIPTION
[To be executed only upon exercise of Warrant]
To: VISEON, INC. f/k/a RSI Systems, Inc.
The undersigned registered holder of the within Warrant, being Viseon, Inc, common stock purchase Warrant No. W-G-1, hereby irrevocably exercises such Warrant for, and purchases thereunder,                                                              (                    ) 1 shares of Common stock of VISEON, INC. f/k/a RSI SYSTEMS, INC. and herewith makes payment in the amount of                                                                                  ($                    )2 therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                                                             , whose address is

Dated:

(Signature must conform in all respects to the name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) Zip Code)

[1]	Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

[2]	In the event that a cashless exercise of this Warrant is available at the time of exercise, to the extent a requesting a cashless exercise, print the word “cashless” in addition to or in place of any dollar amount.
Warrant No. W-G-1 Exhibit B

Exhibit B
FORM OF ASSIGNMENT
[To be executed only upon assignment of Warrant]
For value received, the undersigned registered holder of the within Warrant, being Viseon, Inc, common stock purchase Warrant No. W-G-1, hereby sells, assigns and transfers unto                                                              the right represented by such Warrant to purchase                                                                                  shares of Common Stock of VISEON, INC. f/k/a RSI Systems, Inc. to which such Warrant relates, and appoints                                                             , Attorney to make such transfer on the books of VISEON, INC. f/k/a RSI Systems, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to the name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) Zip Code)
Signed in the presence of:

(Printed name)
Warrant No. W-G-1 Exhibit B